                                                                    Exhibit 10.5


                      CONSENT, ASSIGNMENT AND ASSUMPTION
                     AND AMENDMENT OF MANAGEMENT AGREEMENT
                     -------------------------------------

     THIS CONSENT, ASSIGNMENT AND ASSUMPTION AND AMENDMENT OF MANAGEMENT AGREEMENT ("Agreement") is entered into this ___ day of __________, 1998, but effective for all purposes [January 1, 1999] by and among, [Affiliated Entity Wholly-Owned and Controlled by Host Marriott, L.P. or Host Marriott, L.P.] ("Owner")], [Crestline Capital Corporation Subsidiary], a Delaware limited liability company having an address at 10400 Fernwood Road, Bethesda, Maryland 20817 ("Lessee"), and [Marriott International, Inc./Marriott Hotel Services, Inc.], a Delaware corporation having an address at 10400 Fernwood Road, Bethesda, Maryland 20817 ("Marriott").

                                  WITNESSETH:

     WHEREAS, Owner holds fee simple [or leasehold] title to the parcel of real property described in the Lease (hereinafter defined) containing a hotel building or buildings and certain related facilities (collectively, the "Hotel");

Recitals for Hotels Currently owned by Host:

     [WHEREAS, the Hotel was formerly owned by Host Marriott Corporation ("Host"), and Host and Marriott previously entered into the management agreement described in Exhibit B attached hereto for the management of the Hotel by
             ---------
Marriott (the "Management Agreement"),]

     [WHEREAS, the Hotel was transferred by deed from Host to Owner and the Management Agreement was assigned to and assumed by Owner, and Owner and Lessee have entered into a lease of the Hotel on _________, 1998, with a commencement date specified therein (the "Lease"), a copy of which is attached hereto as Exhibit A.]
----------
Recitals for Hotels Currently Owned by Wholly-Owned Subsidiaries of Host, including HMH Properties, Inc.:

     [WHEREAS, the Hotel was formerly owned by ______________ ("Former Owner"), and Former Owner and Marriott previously entered into the management agreement described on

Exhibit B attached hereto, for the management of the Hotel by
---------
Marriott (the "Management Agreement")]


     [WHEREAS, pursuant to Articles of Merger dated __________, 1998, Former Owner was merged into Owner, and in such merger, by operation of law, the Hotel was transferred to Owner and the Management Agreement was assigned to and assumed by Owner;]

     [WHEREAS, Owner and Lessee have entered into a lease of the Hotel on __________, 1998, with a commencement date specified therein (the "Lease"), a copy of which is attached hereto as Exhibit A;]
                                    ---------

Recitals for Hotels Currently Owned by Host Controlled Partnerships:

     [WHEREAS, Owner and Marriott previously entered into the management agreement described on Exhibit B attached hereto, for the management of the
                       ---------
Hotel by Marriott (the "Management Agreement"),]

     [WHEREAS, Owner and Lessee have entered into a lease of the Hotel on _________, 1998, with a commencement date specified therein (the "Lease"), a copy of which is attached hereto as Exhibit A;]
                                    ---------

Recitals Applicable to All Agreements:

     WHEREAS, the management of the Hotel pursuant to the Management Agreement is of material benefit to Lessee and Owner, and Lessee and Owner desire that the Hotel continue to be managed thereunder, subject to the terms hereof; and

     WHEREAS, Manager would not have consented to the lease of the Hotel pursuant to the Lease or the assignment of the Management Agreement to Lessee without Owner and Lessee entering into this Agreement, and Owner and Lessee desire to so enter into this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

[N.B.:ALL OF THE FOLLOWING MUST ULTIMATELY BE CONSISTENT WITH THE LEASE TERMS.]

     1.    Assignment and Assumption of Management Agreement. For and during the
           -------------------------------------------------
term of the Lease (subject to early termination of the Lease in accordance with its terms), but not thereafter, Owner assigns unto Lessee the Management Agreement, and all Owner's right, title and interest as "Owner" thereunder, and Lessee hereby accepts such assignment and hereby assumes and agrees to perform all of Owner's obligations as "Owner" under the Management Agreement for and during the term of the Lease as aforesaid; provided, however, that (a) the
                                           --------  -------
specific obligations of "Owner" under the Management Agreement identified in Exhibit C-1 attached hereto (the "Retained Obligations") shall at all times
-----------
apply only to and remain the direct and sole obligations of Owner, subject to enforcement by Marriott directly against Owner, (b) the specific rights of "Owner" under the Management Agreement identified in Exhibit C-2 attached hereto
                                                     -----------
(the "Reserved Rights") are reserved to and shall be exclusive to and exercisable only by Owner, (c) the specific rights of "Owner" under the Management Agreement identified in Exhibit C-3 attached hereto shall be
                                   -----------
exercisable during the term of the Lease by each of Owner and Lessee as to itself only (as such rights apply to Owner, the "Continuing Rights"); and (d) subject to the provisions of Section 2, the specific obligations of "Owner" under the Management Agreement identified on Exhibit C-4 attached hereto (as
                                             -----------
such obligations apply to Owner, the "Continuing Obligations") shall apply to and be binding upon Lessee as to Lessee's own acts or omissions during the term of the Lease and shall also continue to apply to and be binding upon Owner as to Owner's own acts or omissions during the term of the Lease.

     Subject to the foregoing provisions of this Section 1, all of Owner's rights, benefits and privileges with respect to the Management Agreement shall be vested in Lessee throughout the term of the Lease; provided, however, that without limiting any of the obligations set forth in Section 5 hereof, upon termination of the Lease, for whatever reason, all of Owner's rights, benefits and privileges under the Management Agreement with respect to periods after such termination shall automatically revert to Owner (and Lessee shall have no obligation under the Management Agreement with respect to periods after such termination), without the necessity of any action on the part of Owner, Lessee or Marriott.

     To the extent that any of the provisions of the Management Agreement impose a greater or inconsistent obligation on Lessee than the corresponding provisions of the Lease, then Lessee shall be obligated to comply with, and to take all actions necessary to prevent breaches or defaults under, the relevant provisions of the Management Agreement. Notwithstanding anything contained herein to the contrary, Lessee shall perform and comply in every respect with the provisions of the Management Agreement (except for the Retained Obligations and Continuing Obligations which, as between Lessee and Owner, shall remain the sole responsibility of Owner) so as to avoid any default thereunder during the term of the Lease.

     2.  No Release of Owner. Owner expressly agrees, for the benefit of
         -------------------
Marriott, that, anything herein contained to the contrary notwithstanding: (a) Owner shall at all times remain obligated to perform all the duties and obligations of "Owner" under the Management Agreement to the same extent as if the assignment to Lessee hereunder had not been made; and (b) the exercise by Lessee of any of the rights assigned hereunder shall not release Owner from any of its duties or obligations to Marriott under the Management Agreement except to the extent that such exercise by Lessee constitutes full performance of such duties and obligations; provided, however, that the foregoing shall not relieve Lessee of its obligations to Owner under the Lease or Section 1 hereof in connection with the assignment and assumption of the Management Agreement.

     3.  Consent by Marriott. Marriott hereby consents (a) to the assignment by
         -------------------
Owner to Lessee of the Management Agreement and all of Owner's right, title and interest as "Owner" thereunder and the acceptance and assumption thereof by Lessee, in accordance with and subject to the terms of this Agreement, (b) to the execution, delivery and performance by Owner and Lessee of the Lease and (c) to the sale of Excess FF&E (as defined in the Lease) from Owner to Lessee or a third party and to the sale of Working Capital (as defined in the Lease) from Owner to Lessee, in each case in accordance with the Lease and (d) to the sale, on the date hereof, of the FF&E listed on Exhibit D to [insert name of
                                          ---------
Non-Controlled Subsidiary].

     Except as provided in Section 4 hereof, the Management Agreement is not intended to be modified or amended hereby, and nothing in this Section 3 or any other section herein, other than Section 4 hereof, shall be deemed to modify or amend the Management Agreement.

     4.  Amendments to Management Agreement. The parties hereto do hereby
         ----------------------------------
consent and agree to the following amendments to the Management Agreement to be effective as of the Commencement Date:

     (a) Section 20.03 is hereby deleted in its entirety and the following is inserted in lieu thereof:

     "20.03 Manager As Independent Contractor
            ---------------------------------

         A. Notwithstanding any other provisions of this Agreement, including, without limitation, the provisions of Section 2.01, in the performance of this Agreement, Management Company shall act solely as an independent contractor, except that in the performance of this Agreement, Management Company shall have all fiduciary duties of an agent to a principal under applicable law and Owner shall have all fiduciary duties of a principal to an agent under applicable law. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making Management Company a partner, joint venturer with, or agent of, Owner, except that, in the performance of this Agreement, the Management Company will have the fiduciary duties of an agent and the Owner will have the fiduciary duties of a principal. Owner and Management Company agree that neither party will make any contrary assertion, claim or counterclaim in any action, suit, arbitration or other legal proceedings involving Owner and Management Company.

          B. Owner and Management Company agree that the Hotel is a unique property, that Management Company's and Owner's mutual agreement to incorporate the Hotel into the Marriott Hotel System provides Owner and Management Company with a unique opportunity, and that Management Company and/or Owner shall be irreparably damaged in the event that this Agreement is terminated for any reason other than a termination due to expiration of the term or other termination expressly allowed under the terms hereof. Accordingly, each party shall be entitled to equitable relief, including specific performance and injunctive relief, to enforce the terms of this Agreement. In addition, the parties agree that no asserted right of termination by either party shall be effective against the other party until the party asserting the right of termination has obtained either (i) a judgment or order of a court of competent jurisdiction confirming the right of such party to terminate this Agreement (which judgment or order need not be final or nonappealable), or (ii) a consent of the other party to such right of termination.

          C. Notwithstanding the relationship created by this Agreement (including but not limited to, the provisions of Section 20.03A), except to the extent specifically set forth to the contrary in Section 20.12, nothing contained herein shall prohibit, limit or restrict Management Company or any of its Affiliates from developing, owning, operating, leasing, managing or franchising hotels in the market area where the Hotel is located, and Management Company and its Affiliates hereby specifically reserve the right to do any of the foregoing."

     (b) With respect to any future amendments of the Management Agreement, any such amendments shall require the consent of Owner (unless otherwise permitted by the Lease), Marriott, and, prior to the termination of the Lease, the Lessee.

     (c) Notwithstanding anything in the Management Agreement to the contrary, subsequent to the date hereof, Management Company shall not knowingly or intentionally (acting in good faith) enter into any leases or subleases with respect to the Hotel or any part thereof (1) with any individual or entity in which Owner, Host O.P. (as defined in the Lease) or Host REIT (as defined in the Lease) owns, directly or indirectly, a ten percent (10%) or greater interest within the meaning of Section 856(d)(2)(B) of the Code (as defined in the Lease) or any similar or successor provision thereto, or (2) on any basis such that the rental to be paid by the lessee or sublessee thereunder would be based (or considered to be based), in whole or in part, on either (x) the income or profits derived by the business activities of the lessee or sublessee, or (y) any other formula such that any portion of the rent payable under the Lease would or could to Management Company's actual knowledge (acting in good faith) fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto. Management Company shall take reasonable precautions in connection with each lease or sublease (including providing Owner with prompt notice thereof) to ensure that such lease or sublease will not result in violation of this Section 4(c). Management Company may, in its sole and absolute discretion, provide Owner with a copy of any lease or sublease which Management Company desires to execute, and Owner shall have ten (10) business days to give written notice to Management Company indicating whether such lease or sublease would result in a violation of the terms of this subsection (c). If Owner shall fail to give Management Company such written notice within such ten (10) business day period, Owner shall be estopped from claiming that such lease or sublease violates the terms of this subsection (c).

     (d) Prior to the termination of the Lease, upon notice from Owner to Management Company pursuant to Section 3.5 of the Lease, Management Company shall, until further notice from Owner, deposit all revenues payable by Management Company to Lessee directly into the [Lockbox Account] (as defined in the Lease) for the account of Lessee.

     (e) Management Company agrees that any security interest encumbering Working Capital which is granted to Management Company to secure a loan of Working Capital made by Management Company pursuant to Section 7.01B of the Management Agreement in addition to being subordinated to a Qualified Loan, shall be subordinated to the lien securing the Working Capital Note (as defined in the Lease) so long as the Working Capital Note is assigned or pledged as collateral for any Qualified Loan.

     (f) If all or any portion of the FF&E at the Hotel is leased by Lessee pursuant to an Excess FF&E Lease (as defined in the Lease), Lessee shall require the FF&E lessor to provide Management Company (i) notice of any "Event of Default" by Lessee thereunder, contemporaneously with the giving of notice to Lessee, and (ii) a reasonable opportunity to cure such default. Management Company, at its option, may elect to cure such default by paying, from Operating Profit otherwise distributable to Owner under the Management Agreement (or from funds which Management Company would otherwise pay into the FF&E Reserve if the Hotel is not then subject to the lien of a Qualified Loan), amounts necessary to cure such default directly to the lessors of the Excess FF&E Leases, unless prior to the date of making such payment, Lessee gives written notice to Management Company that there is a dispute concerning such payments, in which event Management Company shall place the funds it otherwise would have paid such lessor(s) in an escrow account pending resolution of such dispute. Notwithstanding the placement of such funds in such escrow account, Management Company may use such funds as well as Operating Profit otherwise distributable to Owner under the Management Agreement (and such funds which Management Company would otherwise pay into the FF&E Reserve if the Hotel is not then subject to the lien of a Qualified Loan) to cure any such default if such lessor has initiated any action to obtain the ownership or possession of the FF&E. [For those Hotels subject to CMBS debt and certain other cash flow sweep Hotels, the foregoing right to cure Excess FF&E Lease defaults shall not apply for so long as the Hotel is encumbered by the currently existing debt].

     (g) Section 20.04 is hereby deleted in its entirety and the following is inserted in lieu thereof:

         "20.04 Confidentiality
                ---------------

          The parties hereto agree that the matters set forth in this Agreement are strictly confidential and each party will make every effort to ensure that such matters are not disclosed to any outside person or entities (including the media) without the written consent of the other party; provided, however, that such consent will not be required with respect to (i) legally required filings and other disclosures mandated by applicable law, (ii) disclosure to any prospective and existing lenders, prospective and existing ground lessors, or any prospective purchasers of the Hotel, and (iii) disclosures to the parties' respective outside legal counsel and financial advisors, provided that such persons are informed of the confidential nature of such matters and instructed to keep them confidential."

     5.  Termination of the Lease.
         ------------------------

     The parties agree that the Management Agreement and the rights and benefits of Marriott thereunder shall not be terminated or disturbed in any respect except in accordance with the terms of the Management Agreement (or in accordance with the terms of any other agreement or instrument binding on Marriott), and not as a result of any termination of the Lease. Accordingly, if the Lease is terminated for any reason, including, without limitation, expiration of the term thereof or the "rejection" thereof, following Bankruptcy (as defined in Section 10 hereof) of Lessee (a "Lease Termination"), Owner shall at the time of or prior to such Lease Termination either (a) elect not to take either of the actions described in clause (b) below, in which case all of "Owner's" rights, benefits, privileges and obligations under the Management Agreement with respect to periods after such Lease Termination shall automatically revert to Owner, or (b) cause an "Approved Tenant" (as defined hereunder) to (i) succeed to and assume Lessee's rights and obligations under the Lease, the Management Agreement and this Agreement, or
(ii) enter into a new lease with Owner in substantially the same form as the Lease with such changes as may be negotiated between Owner and the Approved Tenant, provided such changes do not materially and adversely restrict, limit or interfere with the rights of Marriott hereunder or under the Management Agreement, including without limitation (A) provide for a term which is less than the unexpired portion of the Lease term, (B) limit or otherwise purport to reduce, or modify in any manner adverse to Marriott, Owner's responsibility for the Retained Obligations or Continuing Obligations or (C) amend or modify the following provisions of the Lease: Section 132, Sections 3.16(a)-(f), Section 4.4, Section 5.1.2, Article 6, Section 17.3 and the definition of any terms used in any such Sections or Articles (or which would otherwise be acceptable to Marriott), and succeed to and assume the rights and obligations of Lessee under the Management Agreement and this Agreement, the intent being that the relationship between any successor lessee, Owner and Marriott be under the same terms and conditions as the relationship between Lessee, Owner and Marriott hereunder and under the Management Agreement, Operating Agreement (as defined hereunder) and the Lease. The succession of the Lessee's interests as described in clauses (a) and (b) above are herein referred to as a "Lease Succession."

     Any successor to Lessee under clause (b) above shall be subject to Marriott's prior written approval, which approval shall not be withheld or delayed if such successor to Lessee meets the criteria set forth below for an "Approved Tenant." An "Approved Tenant" is hereby defined as an entity which (i) in Marriott's reasonable judgment, has sufficient financial resources and liquidity to fulfill the obligations of "Owner" under the Management Agreement,
(ii) is not in control of or controlled by persons who have been convicted of felonies in any state or federal court, (iii) is not engaged (or affiliated with any person or entity engaged) in the business of operating (as distinguished from owning) a branded hotel chain having five thousand (5,000) or more guest rooms in competition with Marriott International, Inc. and its successors, (iv) shall be a single purpose entity in which Marriott is a non-equity member with rights which are no less favorable to Marriott than that which it has as a non-equity member in Lessee, and which is organized and operated pursuant to an operating agreement not substantially different from the Operating Agreement of Lessee dated ___________, 1998 ("Operating Agreement"), or otherwise acceptable to Marriott, and (v) which does not result in there being more than six (6) separate, unrelated Business Entities being equity members in the single purpose entities which are the lessees of hotels owned by Owner and managed by Marriott International, Inc., or an affiliate thereof. As used herein, the term "Business Entity" shall mean a business entity (the "Parent") and (a) all of the subsidiaries which are, directly or indirectly, wholly owned by the Parent, and
(b) all of the Business Entities which directly or indirectly control the Parent. Such approval or disapproval will be made within ten (10) business days of request by Owner, provided Owner has previously provided to Marriott all information reasonably necessary (or as reasonably requested by Marriott) in order for Marriott to make its decision. Marriott's failure to approve or disapprove such successor Lessee within ten (10) business days shall be deemed to constitute Marriott's approval of such replacement to Lessee.

     6.  Option to Cure Default.
         ----------------------

     (a) Subject to the provisions of this Agreement, including Section 5 above, Owner shall have the option, following receipt by Owner of notice from Marriott of a default by Lessee under the Management Agreement (including, without limitation, any breach or default referred to in Section 15 hereof), to cure any such breach or default of Lessee under the Management Agreement, including, if necessary, the commencement and prosecution of eviction proceedings against Lessee and the replacement of Lessee as tenant to the extent permitted under the Lease and this Agreement, and Marriott agrees to accept the performance of Owner in lieu of the performance of Lessee and to keep the Management Agreement in full force and effect, subject to the terms thereof. Notwithstanding the foregoing, no cure by Owner as provided above shall be effective unless completed or commenced and pursued within the time periods and otherwise in accordance with the provisions of [Section 16.02] of the Management Agreement; provided, however, that any default which is, by its nature, susceptible of being cured by Owner only by having possession of the Hotel shall be deemed cured by Owner terminating the Lease to the extent permitted thereunder and assuming all of the rights and obligations of Lessee hereunder and under the Management Agreement. Marriott shall not exercise any right to terminate the Management Agreement or any other rights or remedies available under the Management Agreement or at law or in equity for breach of the Management Agreement by Lessee unless and until Marriott has notified Owner of such breach or default and given Owner the time described above to cure such breach or default.

     (b) Subject to the provisions of this Agreement, including Section 5 above, Lessee shall have the option, following receipt by Lessee of notice from Marriott of a default by Owner under the Management Agreement with respect to any Retained Obligations or Continuing Obligations, to cure any such breach or default of Owner under the Management Agreement, and Marriott agrees to accept any such performance of Lessee in lieu of the performance of Owner and to keep the Management Agreement in full force and effect, subject to the terms thereof. Notwithstanding the foregoing, no cure by Lessee as provided above shall be effective unless completed or commenced and pursued within the time periods and otherwise in accordance with the provisions of [Section 16.02] of the Management Agreement. Marriott shall not exercise any right to terminate the Management Agreement or any other rights or remedies available under the Management Agreement or at law or in equity for breach of the Management Agreement by

Owner with respect to Retained Obligations or Continuing Obligations unless and until Marriott has notified Lessee of such breach or default and given Lessee the time described above to cure such breach or default.

     7.  Lease Modification/Consent.
         --------------------------

     (a) Neither Owner nor Lessee shall agree to any amendment or modification of the Lease which would materially and adversely restrict, limit or interfere with the rights of Marriott hereunder or under the Management Agreement without the prior written consent of Marriott, and no amendment or modification shall be effective if made in breach hereof. In no event shall any amendment or modification of the Lease (i) result in a term of the Lease which would be shorter than the then existing term of the Lease, (ii) limit or otherwise purport to reduce, or modify in any manner adverse to Marriott, Owner's responsibility for the Retained Obligations or Continuing Obligations, or (iii) amend or modify of the following provisions of the Lease: Section 1.32, Section 3.1.6.(a)-(f), Section 4.4, Section 5.1.2, Article 6, Section 17.3 and the definitions of any terms used in any such Sections or Articles, without the prior written consent of Marriott. Lessee agrees to deliver copies of any amendments or modifications of the Lease to Marriott promptly following the execution and delivery thereof, and this Agreement shall continue in force and effect as to the Lease as amended or modified in accordance with the provisions hereof.

     (b) Without the prior written consent of Marriott, in its sole and absolute discretion, Lessee shall not sublease all or any portion of the Hotel, or assign the Lease, directly or indirectly, except it may assign the Lease to a single purpose limited liability company which is wholly owned, directly or indirectly, by Crestline Capital Corporation and in which Marriott is a non-equity member with rights which are no less favorable to Marriott than that which it has as a non-equity member in Lessee and which is organized and operated pursuant to an operating agreement not substantially different from the Operating Agreement ("Approved Affiliate"). Any sublease to any Person, or any assignment to any Person other than an Approved Affiliate, without Marriott's prior written consent, in its sole and absolute discretion, shall be null and void.

     8.  Approvals and Consents. Marriott shall seek all approvals and/or
         ----------------------
consents required from "Owner" under the Management Agreement, and elections to be made by "Owner" under the Management Agreement, from Lessee, whether or not such approvals, consents and elections fall within the Reserved Rights and/or Continuing Rights. Marriott shall be entitled to rely and act on all approvals and/or consents obtained or received from, or elections made by, Lessee under any provisions or requirements of the Management Agreement, without any obligation to confirm the granting of any approval or consent or the making of such election by

Owner which may be required under the Lease or to obtain the signature of any representative of Owner, and Marriott shall not be required to grant any additional time for Owner to instruct the Lessee with respect to such matters. Notwithstanding anything set forth herein to the contrary, the foregoing shall not release Lessee from any consent requirements or other obligations it may have to Owner under the Lease with respect to granting such approvals and/or consents or making such elections.

     9.  Change in Control of Lessee.
         ---------------------------

     (a) As provided in the Lease, in the event of any Change in Control (as defined in the Lease), Owner shall have the right to terminate the Lease, which termination shall be a Lease Termination governed by the provisions of
Section 5.

     (b) If a Change in Control occurs which results in Lessee being in control of or controlled by persons who (i) have been convicted of felonies in any state or federal court, or (ii) are engaged (or affiliated with any person or entity engaged) in the business of operating (as distinguished from owning) a branded hotel chain having five thousand (5,000) or more guest rooms in competition with Marriott International, Inc., its successors and assigns, then Marriott shall have the right, but not the obligation, in its sole and absolute discretion, to require Owner to terminate the Lease. Upon such notice, Owner shall immediately undertake such actions as may be necessary to terminate the Lease and must within two hundred seventy (270) days after such written notice by Marriott (the "Transition Period"), effect a Lease Termination and Lease Succession in accordance with Section 5. The Transition Period may be extended for one (1) additional period of ninety (90) days if Marriott does not approve a proposed successor lessee designated by Owner or if, at the time of the expiration of the initial term of the Transition Period, Owner is engaged actively in negotiations with a proposed successor Lessee which Marriott has agreed in an Approved Tenant. In the event that a Lease Succession has not occurred prior to the end of the Transition Period, the Lease shall terminate at the end of the Transition Period and all of "Owner's" rights, benefits, privileges and obligations under the Management Agreement with respect to periods after such termination shall automatically revert to Owner. With respect to Lessees not directly or indirectly controlled by CCC, for purposes of this Section 9, the definition of "Change of Control" shall include the acquisition by Lessee or any Affiliate thereof of a branded hotel chain having five thousand (5,000) or more guest rooms in competition with Marriott International, Inc. and its successors. [The Change of Control definition in the Lease for future lessees that are not controlled by CCC shall be modified to reflect this provision].

     (c) At any time during the Transition Period, upon Marriott's prior written instruction, which instruction Marriott shall have the right but not the obligation to issue in its sole and absolute discretion, Owner shall terminate the Lease immediately and enter into a new lease with Marriott or its affiliate for the then remaining term of the Transition Period, which lease shall be identical to the Lease except that its term shall be for the then remaining term of the Transition Period. In no event shall Marriott be liable or responsible for any action or inaction of the Lessee occurring prior to the date of the execution of such new lease.

     10. Rejection of Lease Following Bankruptcy of Owner. In the event that a
         ------------------------------------------------
"Default" described in [Section 16.01 A, B or C] of the Management Agreement ("Bankruptcy") shall have occurred on the part of Owner, and thereafter the Lease shall be rejected on behalf of Owner under Section 365 of the United States Bankruptcy Code ("Code") or any other applicable law or authority ("Rejection"), Lessee shall promptly notify Marriott in writing of such Rejection and Lessee shall, as directed by Marriott, either treat the Lease as terminated by such Rejection or retain its rights under the Lease as permitted by the Code or other applicable law or authority.

     11. Rejection of Management Agreement Following Bankruptcy of Lessee. As
         ----------------------------------------------------------------
provided in the Lease, Owner shall have the right to terminate the Lease in the event that the Management Agreement is terminated for any reason other than a default thereunder by Marriott or by Owner. In the event that the Management Agreement is terminated as the result of a Rejection by Lessee following Bankruptcy of Lessee, the Management Agreement will remain effective with respect to Owner and Owner shall, if so directed by Marriott (but only to the extent such right may be exercised under the Code and other applicable law and authority), terminate the Lease, subject to the provisions of Section 5 hereof.

     12. Owner and Lessee Will Not Join in Involuntary Petitions. Owner and
         -------------------------------------------------------
Lessee each agree that it will not join in any involuntary petition against the other under the Code or any other similar federal or state law providing for debtor relief without the consent, in writing, of Marriott.

     13. Notice of Default. So long as the Management Agreement is in effect,
         -----------------
(a) each of Owner and Lessee shall send a copy to Marriott of any notice of default, or any notice of any intention to terminate the Lease, that either gives under the Lease, and (b) Marriott shall send a copy of any notice of default under the Management Agreement (including, without limitation, any breach or default referred to in Section 15 hereof), or any notice of any intention to cancel or terminate the Management Agreement, to Lessee and Owner; any such notice shall be in accordance with the notice provisions set forth herein, and any such notice shall not be effective until received by each of Lessee and Owner.

     14. Information for Owner. The parties agree that the following reports and
         ---------------------
electronic feeds of information currently provided to Owner shall be provided to Owner and Lessee during the term of the Lease: (1) Project status reports from "Architecture and

Construction Projects" (at least once each Accounting Period); (2) "Architecture and Construction Projects" feed detailing the billing and cost information for the Hotel (at least once during each Accounting Period); and (3) "Authorized Expenditure" feed which details all capital expenditures made by the Hotel (at least once each week).

     15.   Defaults.  The parties agree that during the term of the Lease
           --------
(subject to early termination in accordance with its terms), an event with respect to either Owner or Lessee described in Section [16.01 A, B or C] of the Management Agreement shall constitute a Default with respect to "Owner" under the Management Agreement, and a breach by Owner or Lessee of any covenants, undertakings, obligations or conditions under this Agreement shall constitute a Default with respect to "Owner" under Section [16.01 E] of the Management Agreement.

     16.   General.

     a.    Multiple Counterparts.  This Agreement may be executed in multiple
           ---------------------
counterparts, each of which shall be deemed an original.

     b.    Modification.  This Agreement may not be modified orally or in any
           ------------
other manner other by an agreement in writing signed by the parties hereto.

     c.    Notices.  Notices, statements and other communications to be given
           -------
under the terms of this Agreement and the Management Agreement shall be in writing, and shall be either (i) delivered by hand against receipt, or (ii) sent by certified or registered mail, postage prepaid, return receipt requested, or
(iii) sent by either Airborne Express (or other nationally recognized commercial delivery service) or by "fax" machine (provided that, in either case, a confirmatory copy is thereafter sent by certified or registered mail):

     If to Owner:




     If to Lessee:

     If to Marriott:   [Marriott International/Marriott Hotel Services, Inc.]
                       10400 Fernwood Road
                       Bethesda, MD 20817
                       Attn.: Law Department (Hotel Operations)

or at such other address as is from time to time designated by the party receiving the notice. Any such notice which is properly mailed, as described above, shall be deemed to have been served as of three (3) business days after said posting. The parties hereby agree that during the period in which Owner's rights under the Management Agreement are assigned to Lessee under Section 1 hereof, the address for notices to "Owner" under the Management Agreement shall be the address for Lessee under this Agreement.

     d.    Term.  The term of this Agreement shall commence on the Commencement
           ----
Date (as defined in the Lease) and shall terminate on the date of termination of the Management Agreement in accordance with its terms; provided, however, that the rights and obligations of Lessee hereunder shall terminate on the earlier to occur of the expiration or termination of the Lease or the Management Agreement.

     e.    No Waiver.  No failure by any party hereto to exercise, and no delay
           ---------
in exercising, any right under the Management Agreement or this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right.

     f.    Remedies Cumulative.  The rights and remedies of any party hereto
           -------------------
provided in the Management Agreement or this Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or equity.

     g.    Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the jurisdiction in which the Hotel is located.

     h.    Severability.  The invalidity, illegality or unenforceability of any
           ------------
one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect the validity, legality or enforceability of the remaining portions of this Agreement.

     i.    Recordation of Memorandum.  The parties shall execute simultaneously
           -------------------------
with this Agreement sufficient copies of a "Memorandum of Management Agreement" in recordable form satisfactory to all parties. The Memorandum shall be recorded promptly following the effective date of this Agreement in the jurisdiction in which the Hotel is located. Any cost of such recordation shall be paid for by Owner. Upon termination of the Management Agreement in accordance with its terms, the parties agree to execute and deliver to each other a recordable form of termination of the Memorandum in form reasonably satisfactory to each party.

     j.    Successors and Assigns.  The rights and obligations hereunder of the
           ----------------------
parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns.

     k.    Captions.  The captions and headings of the sections and subsections
           --------
of this Agreement are for purposes of convenience and reference only and shall not limit or otherwise affect the meaning hereof.

     l.    Time of the Essence.  Time shall be of the essence in the performance
           -------------------
of this Agreement.

     m.    Incorporation of Recitals.  The recitals hereto are incorporated
           -------------------------
herein as part of this Agreement.

     n.    Definitions.  All capitalized terms used herein and not otherwise
           -----------
defined herein shall have the meanings specified therefor in the Management Agreement.

     o.    Confidentiality.  The parties hereto agree that the matters set forth
           ---------------
in this Agreement are strictly confidential and each party will make every effort to ensure that such matters are not disclosed to any outside person or entities (including the media) without the written consent of the other party; provided, however, that such consent will not be required with respect to (i) legally required filings and other disclosures mandated by applicable law, (ii) disclosure to any prospective and existing lenders, prospective and existing ground lessors, or any prospective purchasers of the Hotel, and (iii) disclosures to the parties' respective outside legal counsel and financial advisors, provided that such persons are informed of the confidential nature of such matters and instructed to keep them confidential.

                           [Continued on next page.]

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.


WITNESS:                               OWNER:



                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------

                                       LESSEE:



                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------

                                       MARRIOTT:



                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------

                                   EXHIBIT A

                                     Lease
                                     -----

                                   EXHIBIT B

                             Management Agreement
                             --------------------

                                  EXHIBIT C-1

                             Retained Obligations
                             --------------------

                                  EXHIBIT C-2

                                Reserved Rights
                                ---------------

                                  EXHIBIT C-3

                               Continuing Rights
                               -----------------

                                  EXHIBIT C-4

                            Continuing Obligations
                            ----------------------

                                       22